Hearing Date:  March 5, 2003 at 10:00 a.m.
                                 Objection Deadline:  March 4, 2003 at 4:00 p.m.

WHITE & CASE LLP
1155 Avenue of the Americas
New York, New York  10036
Telephone:  (212) 819-8200
Howard S. Beltzer (HSB-5721)
Daniel P. Ginsberg (DPG-5290)

Attorneys for Debtor and Debtor in Possession

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK
----------------------------------------------------- x
                                                      :
In re                                                 : Chapter 11
                                                      :
United Pan-Europe Communications N.V.,                : Case No. 02-16020 (BRL)
                                                      :
                              Debtor.                 :
                                                      :
----------------------------------------------------- x

                      DEBTOR'S MOTION FOR ORDER AUTHORIZING
                  (A) TRANSFER OF SHARES OF SBS BROADCASTING SA
           TO DEBTOR, (B) SALE OF SHARES TO UNITED CMH HOLDINGS, INC.
                  FREE AND CLEAR OF LIENS, CLAIMS, ENCUMBRANCES
                       AND INTERESTS PURSUANT TO SECTIONS
                    105(a), 363(b), 363(f) AND 363 (m) OF THE
                      BANKRUPTCY CODE AND BANKRUPTCY RULES
                               6004(f) AND 6004(g)
             AND (C) ASSUMPTION AND ASSIGNMENT OF RELATED AGREEMENT

TO THE HONORABLE BURTON R. LIFLAND,
UNITED STATES BANKRUPTCY JUDGE:

     The above-captioned debtor and debtor in possession ("UPC" or the "Debtor"), by and through its undersigned counsel, hereby moves (the "Motion") this Court for entry of an order, pursuant to Sections 105(a), 363(b), 363(f), 363(m) and 365 of title 11 of the United States Code (the "Bankruptcy Code") and Rules 6004(f), 6004(g) and 6006 of the Federal Rules of Bankruptcy Procedure (the "Bankruptcy Rules"), authorizing (a) the transfer of the SBS Shares (as defined below) to the Debtor, (b) the Debtor to sell the SBS Shares free and clear of liens, claims, encumbrances and interests in the SBS Shares (as set forth herein) to United CMH Holdings, Inc. or its designee ("United CMH"), a wholly-owned, direct subsidiary of UnitedGlobalCom, Inc. ("UGC"), subject to higher and better offers (the "Proposed Sale") and (c) the assumption and assignment of that certain Private Placement Agreement by and between SBS Broadcasting SA ("SBS"), the Debtor and UGC Holdings Inc. (f/k/a UnitedGlobalCom., Inc.), dated as of January 27, 2000 (the "Private Placement Agreement"). In support of the Motion, the Debtor respectfully represents as follows:

                                  JURISDICTION

     1. This Court has jurisdiction over this matter pursuant to 28 U.S.C. ss.ss. 157 and 1334. Venue is proper pursuant to 28 U.S.C. ss.ss. 1408 and 1409. This is a core proceeding pursuant to 28 U.S.C. ss. 157(b)(2). The statutory predicates for the relief requested herein are Sections 105, 363 and 365 of the Bankruptcy Code and Rules 6004 and 6006 of the Bankruptcy Rules.

                                   BACKGROUND

     2. On December 3, 2002 (the "Petition Date"), the Debtor commenced this reorganization case (the "Chapter 11 Case") by filing a voluntary petition for relief under Chapter 11 of the Bankruptcy Code in order to effectuate a pre-negotiated restructuring of its capital structure.<F1> In connection with the negotiations leading up to the filing, the bank lenders in the UPC Distribution Facility (as defined below) have provided waivers of default through March 31, 2003 in order to permit the Debtor to consummate its restructuring (the "UPCD

---------------
<F1> On the Petition Date, UPC also commenced a moratorium of payments proceeding (the "Dutch Bankruptcy Case") in The Netherlands by filing a petition and a draft plan of compulsory composition (the "Akkoord") with the Amsterdam Court (Rechtbank) (the "Dutch Bankruptcy Court") under the Dutch Faillissementswet (the "Dutch Bankruptcy Code").

Facility Waiver"). As part of the UPCD Facility Waiver, the Debtor agreed to provide UPC Distribution (as defined below) an aggregate amount of not less than
(euro)125 million for the purpose of paying down the UPC Distribution Facility on or before the date that is two business days after the Restructuring is completed.<F2>

     3. UPC is a holding company whose principal assets are its ownership interests in approximately two hundred (200) direct and indirect operating subsidiaries (such subsidiaries, collectively with UPC, the "UPC Group"). None of the Debtor's subsidiaries have commenced insolvency proceedings in the United States and, except as noted in footnote 3 below, they continue to operate outside of bankruptcy in the ordinary course of business.<F3> However, United Australia/Pacific, Inc. ("UAP"), an affiliate of UPC, is currently a debtor in this court.<F4> UAP and UPC do not share any common operations.

     4. Pursuant to Sections 1107 and 1108 of the Bankruptcy Code, the Debtor is continuing in the management of its businesses and possession of its property as a debtor in possession, although an administrator (the "Dutch Administrator") has been appointed in respect of the Debtor in the Dutch Bankruptcy Case pursuant to the requirements of the Dutch Bankruptcy Code. On December 13, 2002, the United States Trustee appointed an official

---------------
<F2> It is currently anticipated that the proceeds from the Proposed Sale will be used to fund (euro)100 million of this amount.

<F3> A wholly-owned indirect subsidiary of the Debtor, Bicatobe Investments
     B.V., holds an 80% interest in Tara Television Ltd. ("Tara"), an Irish company. Tara filed for protection from its creditors under Irish law on March 1, 2002. Additionally, Tevel Israel International Communications Ltd., a 46.6% owned subsidiary of the debtor, filed for bankruptcy protection in Israel in March 2002.

<F4> On March 29, 2002, an involuntary Chapter 11 proceeding was commenced in the District of Colorado against UAP. Substantially contemporaneously therewith, UAP filed a voluntary Chapter 11 case in the Southern District of New York. On or about April 10, 2002, the involuntary case was transferred to the Southern District of New York.

committee of unsecured creditors (the "Committee") in the Chapter 11 Case. No trustee or examiner has been appointed in the Chapter 11 Case.

Description of the Business

     5. The UPC Group owns and operates broadband communications networks providing telephone, cable and internet services to both residential and business customers in eleven (11) countries in Europe. Its subscriber base is one of the largest of any group of broadband communications networks operated across Europe. The operations of the UPC Group are organized into three principal divisions: (i) UPC Distribution, which, through its local operating systems, delivers video, telephone and internet services to residential customers; (ii) UPC Media, which comprises UPC's converging internet content and programming businesses; and (iii) Priority Telecom, which operates UPC's CLEC business and provides telephone and data network solutions to the business market.

     6. As of September 30, 2002, the UPC Group had assets of approximately
(euro)7.02 billion at book value and liabilities of approximately (euro)10.1 billion. For the fiscal year ended December 31, 2001, and the nine months ended September 30, 2002, the UPC Group generated approximately (euro)1.4 billion and
(euro)1.0 billion, respectively, in revenues on a consolidated basis. As of September 30, 2002, the UPC Group had approximately 7,972 employees, none of whom were employed by the Debtor.<F5>

Capital Structure

     7. Historically, the UPC Group has financed its operations and acquisitions through capital contributions, debt financing, equity offerings, issuance of debt securities and operating

---------------
<F5> As UPC reports its financial information on a stand-alone basis at year end only, consolidated UPC Group data is provided herein.

cash flow. A significant source of funding for the UPC Group is the (euro)3.5 billion Senior Secured Credit Facility entered into in October 2000 by UPC Distribution Holding B.V., a wholly-owned indirect subsidiary of UPC ("UPC Distribution"), which is the holding company of most of the companies within the UPC Distribution group (the "UPC Distribution Facility").

     8. Further, the Debtor issued senior notes and senior discount notes in July 1999, October 1999 and January 2000, in the aggregate outstanding amount of US$4,365 million and (euro)892 million (collectively, the "UPC Notes"). UGC, the Debtor's indirect parent, or its affiliates, hold approximately 35% of the UPC Notes. In addition, in May 2001, Belmarken Holding B.V., one of UPC 's wholly-owned subsidiaries and the indirect owner of most of the Debtor's operating companies, completed the placement of guaranteed discount notes in the aggregate amount of US$1,255 million (the "Belmarken Notes"), which are currently held by an affiliate of UGC.

     9. In addition to its indirect interest in the Belmarken Notes and the UPC Notes, UGC owns or controls a significant portion of the Debtor's equity, including approximately 53% of the outstanding UPC Ordinary Shares A, all of the outstanding UPC Priority Shares and approximately 20% of the outstanding UPC Preference Shares A. The remaining UPC Ordinary Shares A are held by the public.

Events Leading to the Chapter 11 Filing

     10. UPC has incurred significant operating losses and negative cash flows from operations, which have been driven by continuing development efforts, including the introduction of new services, the upgrading of existing services and acquisitions. The decision to undertake this restructuring was prompted in part by a lack of availability of debt and equity financing for these activities, due in large measure to depressed conditions in the global telecom markets generally.

     11. As a result of the anticipated lack of available financing, during 2001, the Debtor reviewed its current and long-range plans for its various business segments and took a number of actions to reorganize internally. As part of such review, UPC resolved to change its focus from an aggressive digital rollout to increasing its sales of products and services which have better gross margins and are currently profitable. The Debtor's revised business plan focuses on average revenue per subscriber and margin improvement, increased penetration of new service products within existing upgraded homes, efficient deployment of capital, and products with positive net present values.

     12. Despite such measures, due to its funding requirements and possible lack of availability of debt and equity financing in the near term, beginning in February 2002 the Debtor determined not to make required interest payments on the UPC Notes as they fell due. The failure to make (or timely cure) these interest payments constituted an event of default under such UPC Notes and a cross-default under the remaining series of UPC Notes as well as under certain credit and loan facilities, including the Belmarken Notes and the UPC Distribution Facility.

     13. Over a period of months in mid-2002, the Debtor held numerous meetings with representatives of UGC and the Participating Noteholders regarding a process for, and the terms of, the recapitalization of the Debtor, including a restructuring of the Debtor's capital structure, including the UPC Notes and the Belmarken Notes. These lengthy, arm's-length negotiations culminated in the execution, on September 30, 2002, of a restructuring agreement (the "Restructuring Agreement") which provides the basis for the Debtor's proposed Chapter 11 plan of reorganization (the "Plan"). In summary, the Plan is intended to effectuate the conversion of certain claims against, and equity interests in, the Debtor for shares of common stock in New UPC, Inc., a newly-formed company incorporated under the laws of the State of Delaware that will become a holding company for the Debtor upon consummation of the restructuring ("New UPC"). New UPC is a co-proponent of the Plan.

                                Relief Requested

     14. By this Motion, the Debtor requests, pursuant to Sections 105(a), 363(b), 363(f), 363(m) and 365 of the Bankruptcy Code and Rules 6004(f), 6004(g) and 6006 of the Bankruptcy Rules, that the Court authorize and approve (a) the transfer of the SBS Shares to the Debtor, (b) the sale of the SBS Shares to United CMH free and clear of liens, claims, encumbrances and interests in the SBS Shares (as set forth herein) and (c) the assumption and assignment of the Private Placement Agreement. The Proposed Sale would be subject to higher and better offers which may be filed and served, so as to be received by counsel to the Debtor, the Committee and UGC and New UPC on or before the objection deadline for the Motion (the "Bid Deadline"). Proposed offers that are timely submitted will be considered at the hearing to consider this Motion (the "Sale Hearing"). No break-up fee or other special protections are being offered to United CMH in connection with the Proposed Sale. However, in the event that additional offers for the SBS Shares are received by the Bid Deadline, United CMH will have the opportunity to submit, at the Sale Hearing, its own higher and better offers for the SBS Shares.

                      Transfer and Sale of the SBS Shares

     15. At the end of 2001, and as reflected in UPC's 2002 budget, UPC determined to undertake a strategy to sell certain of its non-core assets in order to satisfy liquidity needs. One of the assets identified by UPC to be sold as part of this strategy was its indirect holding in SBS, a joint stock company organized and existing under the laws of Luxembourg and the owner and operator of radio and television broadcasting systems in Europe. In particular, UPC owns, through two intermediate holding companies, (UPC Intermediates B.V. ("UPC Intermediates") and UPC Investments I B.V. ("UPC Investments")), 6,000,000 shares of stock in SBS (the "SBS Shares"), representing a 21.2% ownership stake in SBS.

     16. To that end, over the past twelve (12) to fourteen (14) months, it was widely known in the market that UPC would be willing to sell the SBS Shares at an appropriate price. To this end, UPC had conversations with some parties which it believed might be interested in purchasing the SBS Shares. However, although the SBS Shares are publicly traded, there proved to be an illiquid market for the purchase of the SBS Shares in bulk, and the Debtor was unsuccessful in locating a purchaser who was willing to pay a reasonable price for the shares. Thereafter, in mid-2002, UGC, the Debtor's indirect parent, contacted UPC indicating an interest in purchasing UPC's interest in SBS.

     17. Since the initial contact by UGC, UPC and UGC continued to discuss the sale of the Debtor's stake in SBS. However, the parties were unable to come to an agreement prior to the execution of the Restructuring Agreement. As a result, in order to avoid a situation where UPC would be compelled to sell any non-core asset, including its interest in SBS, at a distressed price in order to satisfy liquidity needs, the Participating Noteholders requested, and UGC agreed, to commit to underwrite an offer to the Class 4 and Class 5 creditors in the Restructuring Agreement and the Plan to purchase on the effective date of the Plan additional equity in New UPC in an amount of (euro)100,000,000. The parties agreed that this underwriting commitment was subject to reduction on a Euro-for-Euro basis as a result of asset sales by UPC prior to the effective date of the Plan (including any sale of UPC's interest in SBS).

     18. The discussions between the Debtor and UGC have now culminated in an offer from United CMH to purchase UPC's interest in SBS for (euro)100,000,000. This represents a substantial premium over market value.<F6>

     19. As part of these negotiations, UPC determined that the most favorable structure from a tax perspective for the sale of its interest in SBS was the sale of the SBS Shares (rather than the shares in either of the intermediate holding companies) to United CMH directly from UPC. In order to accomplish such a sale, UPC Investments will transfer the SBS Shares to UPC Intermediates in satisfaction of (euro)100 million of an intercompany obligation owing by UPC Investments to UPC Intermediates. Subsequent thereto, UPC Intermediates will transfer the SBS Shares to the Debtor in satisfaction of (euro)100 million of an intercompany obligation owing by UPC Intermediates to the Debtor. Accordingly, the Debtor seeks approval of this transfer of the SBS Shares to it in connection with this sale transaction.

     20. Furthermore, in accordance with the contemplation of the parties and the terms of Sections 9.17 and 9.18 of the Plan (and Sections 6.1 and 6.2 of the Restructuring Agreement), the sale of the SBS Shares to United CMH will reduce, on a Euro-for-Euro basis, the Maximum Subscription Amount (as defined in the Plan) available in connection with the New UPC Equity Purchase Rights and the UGC Subscription Commitment (each as defined in the Plan).

-------------

<F6> As of February 4, 2003, the market price of a share of SBS was $14.24.
     Based on an offer price of (euro)100 million and a (euro) to US$ exchange rate of 0.9201, United CMH's offer price is $18.11 per share. This represents a 27.2% premium over market price.

                             The Terms of the Sale

     21. The salient provisions of the Proposed Sale are as follows:<F7>

  GENERAL TERMS:   The Debtor shall sell and convey the SBS Shares to United
                   CMH and United CMH shall purchase the SBS Shares from the Debtor.

  PURCHASE PRICE:  The Purchase Price for the SBS Shares shall be(euro)
                   100,000,000 in cash on closing.

  CONDITIONS:      The sale of the SBS Shares is subject to, inter alia, the
                   entry of the Court's order approving this Motion.

  CLOSING: The Closing shall take place on or before the Effective Date (as defined in the Plan).


             The Transfer of the SBS Shares to the Debtor Should be Approved Pursuant to Section 105(a) of the Bankruptcy Code

     22. Section 105(a) of the Bankruptcy Code provides in relevant part that "[t]he court may issue any order, process, or judgment that is necessary or appropriate to carry out the provisions of [title 11]." 11 U.S.C. ss. 105(a). As will be set forth below, there are sufficient business justifications for the sale of the SBS Shares to United CMH. Moreover, the Debtor has determined that from a tax perspective it is preferable that the sale of the SBS Shares be made directly by UPC to United CMH. Accordingly, the Debtor submits that approval of the transfer of the SBS Shares to UPC in satisfaction of (euro)100 million of an intercompany obligation owing

---------------
<F7> It is anticipated that the Proposed Sale will be on substantially the terms and conditions set forth in that form of Purchase and Sale Agreement by and between United CMH and UPC, a copy of which is attached hereto as Exhibit A (as the same may be amended, the "Sale Agreement"). Capitalized terms not defined herein shall have the meanings ascribed thereto in the Sale Agreement. In particular, the Sale Agreement provides that the Proposed Sale will constitute an exception to that certain Agreement, dated as of __ February 1999, by and between UGC Holdings, Inc. (f/k/a United International Holdings, Inc.) and UPC. Furthermore, the Proposed Sale will also be an exception to a similar agreement to be entered into between UGC and New UPC, as described in the Debtor's disclosure statement.

by UPC Intermediates to the Debtor is proper under Section 105(a), as such transfer is necessary and appropriate for the Debtor to accomplish the sale of the SBS Shares to United CMH pursuant to Section 363(b) in the manner most beneficial to the Debtor and its estate.

               The Sale of The SBS Shares To United CMH Should be
           Approved Pursuant to Section 363(b) Of The Bankruptcy Code

     23. Section 363(b)(l) of the Bankruptcy Code provides that "[t]he trustee, after notice and a hearing, may use, sell, or lease, other than in the ordinary course of business, property of the estate." 11 U.S.C. ss. 363(b)(l). Although
Section 363 of the Bankruptcy Code does not set forth a standard for determining when it is appropriate for a court to authorize the use, sale or lease of assets, courts in the Second Circuit and others, in applying this section, have required that the sale be based upon the sound business judgment of the debtor. See In re Chateaugay Corp., 973 F.2d 141 (2d Cir. 1992) (holding that a judge determining a ss. 363(b) application must find from the evidence presented before him a good business reason to grant such application); Committee of Equity Sec. Holders v. Lionel Corp. (In re Lionel Corp.), 722 F.2d 1063, 1071 (2d Cir. 1983) (same); In re Phoenix Steel Corp., 82 B.R. 334, 335-36 (Bankr. D. Del. 1987) (stating that judicial approval of a ss. 363 sale requires a showing that the proposed sale is fair and equitable, a good business reason exists for completing the sale and that the transaction is in good faith).

     24. The Debtor submits that sufficient business justifications exist to merit approval of the sale of the SBS Shares to United CMH. First, as described above, the sale of the SBS Shares is an integral part of UPC's strategy to divest itself of certain non-core assets in order to meet liquidity needs. In particular, the sale of the SBS Shares was contemplated in connection with the Debtor's overall restructuring negotiations. Moreover, the sale of the SBS Shares represents substantial value to the Debtor's estate as it provides cash consideration totaling

(euro)100,000,000, which, as mentioned above, represents a significant premium over the market value of the SBS Shares, especially since the SBS Shares are a minority position without any control rights. Furthermore, the Debtor's efforts to find other purchasers for the SBS Shares over the past twelve (12) to fourteen (14) months have not been successful. Finally, the sale is the product of arm's-length, good faith negotiations between the Debtor, UGC and United CMH, with active participation and/or approval by the Dutch Administrator, the Committee and its advisors. To that end, the Debtor would note in particular that as a result of these negotiations, the offer for the SBS Shares has, in the past few weeks, increased from (euro)98,000,000 to (euro)100,000,000. Thus, in the Debtor's business judgment, approval of the sale to United CMH is in the best interest of the Debtor, its creditors and all other parties in interest.

     25. The Debtor believes that the SBS Shares are not subject to any liens, claims, encumbrances or interests, other than in connection with the Private Placement Agreement, which encumbrances shall remain in respect of the SBS Shares. However, if the shares are subject to any liens, claims, encumbrances or interests, other than in connection with the Private Placement Agreement, the Debtor requests that the Court authorize the Proposed Sale free and clear of such liens, claims, encumbrances or interests, with any such liens, claims, encumbrances or interests to attach to the proceeds of the Proposed Sale.

     26. Although the Debtor believes that it is unlikely that another purchaser will appear who is willing to pay a price equal to or greater than that offered by United CMH, the Proposed Sale is subject to the receipt of higher and better offers which may be submitted by the Bid Deadline and considered at the Sale Hearing.<F8> To that end, pending the Sale Hearing, UPC and

---------------
<F8> The Debtor also notes that the Private Placement Agreement contains certain restrictions on the transfer of shares in SBS that may affect any bidder for the SBS Shares other than UGC Holdings, Inc., a direct, wholly-owned subsidiary of UGC, or certain of its controlled affiliates.

its financial advisor, Lazard Freres & Co., will contact parties which may potentially be interested in purchasing the SBS Shares and will provide any such parties with a copy of this Motion, a form of purchase and sale agreement, substantially in the form of the Sale Agreement, and SBS' public filings. In the event, however, that the Debtor fails to receive a higher and better offer at the Sale Hearing, the Debtor will seek approval of the Sale Agreement and the consummation of the sale of the SBS Shares to United CMH free and clear of liens, claims, encumbrances and interests (as set forth herein) pursuant to
Section 363 of the Bankruptcy Code.<F9>

               United CMH Should be Afforded All Protections Under
         Section 363(m) of the Bankruptcy Code as a Good Faith Purchaser

     27. Section 363(m) of the Bankruptcy Code provides that "[t]he reversal or modification on appeal of an authorization under subsection (b) or (c) of this section of a sale or lease of property does not affect the validity of a sale or lease under such authorization to an entity that purchased or leased such property in good faith . . . " 11 U.S.C. ss. 363(m).

     28. As noted above, the terms of the Proposed Sale were negotiated in good faith and at arm's-length between UPC, UGC and United CMH, with significant involvement by the Committee and approval of the Dutch Administrator. Accordingly, the Debtor requests that the Court determine that United CMH is acting in good faith and is, therefore, entitled to the protections of a good faith purchaser pursuant to Section 363(m) of the Bankruptcy Code.

-----------------
<F9> As noted above, however, if competing offers are received by the Bid
     Deadline, United CMH will have the opportunity to submit, at the Sale Hearing, its own higher and better offers for the SBS Shares.

                     A Waiver of Bankruptcy Rule 6004(g) is
                  Proper Under the Circumstances of this Case

     29. Rule 6004(g) of the Bankruptcy Rules provides that, unless ordered otherwise by a court, "[a]n order authorizing the ... sale ... of property other than cash collateral is stayed until the expiration of 10 days after entry of the order". In this instance, the Debtor submits that a waiver of Rule 6004(g) is appropriate. In order for the Akkoord to be ratified at the hearing currently scheduled for March 12, 2003, there can be no conditions to the implementation of the Akkoord and the Company must be able to prove to the Dutch Administrator and the Dutch Bankruptcy Court that it has a viable business plan to ensure continued operations. Therefore, UPC has to demonstrate that it has sufficient liquidity to make the contributions to UPC Distribution necessary to fulfill the requirements of the UPCD Facility Waiver on or before the Effective Date (as defined in the Plan). Thus, a waiver of Rule 6004(g) may be necessary in order to provide the Dutch Bankruptcy Court with the certainty and security it requires regarding the consummation of the Restructuring, which will be accomplished, in part, through the consummation of the Proposed Sale. Accordingly, without such a waiver, the Debtor may lose an opportunity to sell a non-core asset, in accordance with its strategic plan, at an above-market price. For the foregoing reason, the Debtor submits that a waiver of Rule 6004(g) should be approved.

            Assumption and Assignment of Private Placement Agreement Is Appropriate Under Section 365 of the Bankruptcy Code

     30. The Sale Agreement contemplates that the Private Placement Agreement is to be assigned by the Debtor to United CMH. Accordingly, pursuant to Sections 365(a) and (f) of the Bankruptcy Code, but conditioned on the closing of the Proposed Sale, the Debtor requests entry of an order approving the assumption of the Private Placement Agreement by the Debtor and the assignment of the Private Placement Agreement to United CMH.

     31. Section 365(f) of the Bankruptcy Code authorizes a debtor to assign an executory contract to a third party if (a) the debtor assumes the contract in accordance with Section 365 and (b) the assignee provides adequate assurance of future performance of such contract, whether or not there has been a default in such contract. 11 U.S.C. ss. 365(f).

     32. Section 365(a) of the Bankruptcy Code, in turn, provides for the assumption of executory contracts by a debtor in possession upon court approval. 11 U.S.C. ss. 365(a). A debtor's decision to assume a contract should be approved provided that it meets the "business judgment" test, pursuant to which assumption of an executory contract is appropriate if such assumption would benefit the estate. See, e.g., Orion Pictures Corp. v. Showtime Networks, Inc. (In re Orion Pictures), 4 F.3d 1095, 1098-99 (2nd Cir. 1993) (in reviewing a trustee's or debtor in possession's decision to assume or reject an executory contract, a bankruptcy court "should examine a contract and the surrounding circumstances and apply its best 'business judgment' to determine if it would be beneficial or burdensome to the estate to assume it"). "The purpose behind allowing the assumption or rejection of executory contracts is to permit the trustee or debtor-in-possession to use valuable property of the estate and to `renounce title to and abandon burdensome property.'" Id at 1095. Upon a finding that a debtor has exercised sound business judgment in determining whether to assume or reject an executory contract, a court should approve the decision pursuant to Section 365(a) of the Bankruptcy Code. See, NLRB v. Bildisco & Bildisco, 465 U.S. 513, 523 (1984); Nostas Assocs. v. Costich (In re Klein Sleep Products, Inc.), 78 F.3d 18, 25 (2nd Cir. 1996); In re G Survivor Corp., 171 B.R. 755, 757 (Bankr. S.D.N.Y. 1994), aff'd, 187 B.R. 111
(S.D.N.Y. 1995); In re Child World, Inc., 142 B.R. 87, 89 (Bankr. S.D.N.Y.
1992).

     33. The Debtor has evaluated the Private Placement Agreement and, in the exercise of its business judgment, has determined that the assumption of such Private Placement Agreement is in the best interests of its estate as the assignment of this agreement to United CMH is necessary as part of the Proposed Sale. Moreover, the Debtor believes that there are no defaults under the Private Placement Agreement and thus Section 365(b) is not an impediment to assumption of the Private Placement Agreement. Accordingly, the Debtor submits that the assumption of the Private Placement Agreement is appropriate under Section 365 of the Bankruptcy Code and should be approved.

     34. Furthermore, the Debtor submits that assignment of the Private Placement Agreement is appropriate as United CMH will demonstrate at the Sale Hearing that it has the financial wherewithal to perform under the Private Placement Agreement. Thus, the Debtor submits that Section 365(f)(2) is satisfied and assignment of the Private Placement Agreement should be approved.

     35. Finally, for the reasons set forth in paragraph 29 above, the Debtor submits that a waiver of Bankruptcy Rule 6006(d) is appropriate and should be approved.

                                     Notice

     36. In accordance with this Court's Order Establishing Certain Notice and Service Procedures entered on December 3, 2002, notice of this Motion has been provided to (a) those parties set forth on the Debtor's Master Service List in this case, including the United States Trustee, counsel to the Committee, counsel to UGC and New UPC and counsel to the indenture trustee for the UPC Notes, (b) SBS and (c) all other parties having requested notices in this case pursuant to Bankruptcy Rule 2002. The Debtor submits that no other or further notice need be given.

                Waiver Of Memorandum Of Law And No Prior Request

     37. Pursuant to Local Bankruptcy Rule 9013-1(b), because there are no novel issues of law presented in this Motion, the Debtor respectfully requests that the Court waive the requirement that the Debtor file a memorandum of law in support of this Motion.

     38. No prior request for the relief sought in this Motion has been made to this or any other court.

     WHEREFORE, the Debtor respectfully requests, pursuant to Sections 105(a), 363(b), 363(f), 363(m) and 365 of the Bankruptcy Code and Bankruptcy Rules 6004(f), 6004(g) and 6006, that the Court (a) authorize and approve (i) the transfer of the SBS Shares to the Debtor, (ii) the sale of the SBS Shares to United CMH free and clear of liens, claims, encumbrances and interests (as set forth herein) and (iii) the assumption and assignment of the Private Placement Agreement and (b) grant such other and further relief as the Court deems appropriate.

Dated: February 12, 2003
       New York, New York

                                  Respectfully submitted,
                                  WHITE & CASE LLP


                                  By: /s/ Howard S. Beltzer
                                      ---------------------
                                      Howard S. Beltzer (HSB-5721)
                                      Daniel P. Ginsberg (DPG-5290)
                                  1155 Avenue of the Americas
                                  New York, New York 10036
                                  Telephone: (212) 819-8200

                                  Attorneys for Debtor and Debtor in Possession

                                                                       EXHIBIT A

        ================================================================

                          PURCHASE AND SALE AGREEMENT

                                 by and between

                            UNITED CMH HOLDINGS, INC.

                                       and

                      UNITED PAN-EUROPE COMMUNICATIONS N.V.

                         Dated as of February ___, 2003

        ================================================================

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

ARTICLE I       DEFINITIONS...................................................2

ARTICLE II      PURCHASE AND SALE OF THE PURCHASED SHARES.....................4

   Section 2.1  Purchase and Sale of the Purchased Shares.....................4
   Section 2.2  The Purchaser's Investigation.................................5

ARTICLE III     PURCHASE PRICE................................................5

   Section 3.1  Purchase Price; Payment of Purchase Price.....................5
   Section 3.2  Credit Support................................................5

ARTICLE IV      CLOSING.......................................................5
   Section 4.1  Closing.......................................................5
   Section 4.2  Deliveries by the Seller at the Closing.......................6
   Section 4.3  Deliveries by the Purchaser at the Closing....................6
   Section 4.4  Further Assurances............................................6

ARTICLE V       BANKRUPTCY COURT APPROVAL.....................................7

   Section 5.1  Bankruptcy Court Orders.......................................7

ARTICLE VI      APPROVAL OF THE ADMINISTRATOR.................................8
   Section 6.1  Approval of the Administrator.................................8

ARTICLE VII     REPRESENTATIONS OF THE SELLER.................................8

   Section 7    Representations of the Seller.................................8
   Section 7.1  Existence.....................................................8
   Section 7.2  Authorization and Validity of Agreement.......................8
   Section 7.3  Ownership of Purchased Shares.................................8
   Section 7.4  Consents and Approvals; No Violations.........................9
   Section 7.5  Broker's or Finder's Fees.....................................9

ARTICLE VIII    REPRESENTATIONS OF THE PURCHASER..............................9

   Section 8    Representations of the Purchaser..............................9
   Section 8.1  Existence and Good Standing; Authorization and
                 Validity of Agreement...................................... .9
   Section 8.2  Consents and Approvals; No Violations........................10
   Section 8.3  Available Funds..............................................10
   Section 8.4  Section 363 Order............................................10
   Section 8.5  Broker's or Finder's Fees....................................10

ARTICLE IX      ADDITIONAL AGREEMENTS........................................10

   Section 9.1  Reasonable Efforts; Cooperation; Consents and Approvals......10
   Section 9.2  Alernative Transaction Provisions............................11

ARTICLE X       CONDITIONS TO THE OBLIGATIONS OF THE PURCHASER...............11

   Section 10   Conditions to the Purchaser's Obligations....................11

                                      (i)

                               TABLE OF CONTENTS
                                  (continued)

                                                                            Page
                                                                            ----

   Section 10.1   Truth of Representations and Warranties....................12
   Section 10.2   Performance of Agreements..................................12
   Section 10.3   No Injunction..............................................12
   Section 10.4   Statutes...................................................12
   Section 10.5   Governmental and Other Approvals...........................12
   Section 10.6   Opinion of Counsel.........................................12
   Section 10.7   No Material Adverse Effect.................................12
   Section 10.8   Assignment of Private Placement Agreement..................13
   Section 10.9   Bankruptcy Matters.........................................13
   Section 10.10  Administrator..............................................13

ARTICLE XI       CONDITIONS TO THE OBLIGATIONS OF THE SELLER.................13

   Section 11     Conditions to the Seller's Obligations.....................13
   Section 11.1   Truth of Representations and Warranties....................13
   Section 11.2   Performance of Agreements..................................14
   Section 11.3   No Injunction..............................................14
   Section 11.4   Statutes...................................................14
   Section 11.5   Governmental and Other Approvals...........................14
   Section 11.6   Assignment of Private Placement Agreement..................14
   Section 11.7   Bankruptcy Matters.........................................14
   Section 11.8   Administrator..............................................15

ARTICLE XII      TERMINATION.................................................15

   Section 12.1   No Survival of Representations and Warranties..............15
   Section 12.2   Events of Termination......................................15
   Section 12.3   Effect of Termination......................................16

ARTICLE XIII     MISCELLANEOUS...............................................16

   Section 13.1   Expenses; Fees.............................................16
   Section 13.2   Transfer Taxes.............................................16
   Section 13.3   1999 Agreement Waivers.....................................16
   Section 13.4   APPLICABLE LAW.............................................16
   Section 13.5   JURISDICTION; WAIVER OF JURY TRIAL.........................16
   Section 13.6   Captions; Headings; Table of Contents......................17
   Section 13.7   Notices....................................................17
   Section 13.8   Assignment; Parties in Interest............................18
   Section 13.9   Counterparts; Effectiveness................................18
   Section 13.10  Entire Agreement...........................................19
   Section 13.11  Third Party Beneficiaries..................................19
   Section 13.12  Severability; Enforcement..................................19
   Section 13.13  Amendments; Waiver.........................................19
   Section 13.14  No Strict Construction.....................................19

                                      (ii)

                               TABLE OF CONTENTS
                                  (continued)

                                                                            Page
                                                                            ----

EXHIBITS

Exhibit A      Form of Section 363 Order

SCHEDULES
---------

Schedule 7.3   Ownership of Shares
Schedule 7.4   Consents and Approvals; No Violations
Schedule 8.2   Consents and Approvals; No Violations

                                     (iii)

                           PURCHASE AND SALE AGREEMENT

          PURCHASE AND SALE AGREEMENT (this "Agreement"), dated as of February __, 2003, by and between UNITED CMH HOLDINGS, INC., a Delaware corporation (the "Purchaser") and UNITED PAN-EUROPE COMMUNICATIONS N.V., a public company with limited liability (naamloze vennootschap) organized under the laws of The Netherlands (the "Seller" and, together with the Purchaser, each, a "Party" and, collectively, the "Parties"). Other capitalized terms used herein are defined in
Article I.

                              W I T N E S S E T H:

          WHEREAS, the Purchaser desires to purchase 6,000,000 common shares of $1.50 each (as may be adjusted to reflect any reclassification, stock split, reverse stock split, stock dividend or distribution, subdivision, recapitalization or other similar transaction, the "Shares") of SBS Broadcasting S.A., a joint stock company organized and existing under the laws of Luxembourg ("SBS"), and the Seller desires to sell the Shares to the Purchaser on the terms and subject to the conditions set forth in this Agreement and in accordance with Sections 105, 363 and 1146 of title 11 of the United States Code (as in effect for cases filed on the Petition Date, the "Bankruptcy Code") and other applicable provisions of the Bankruptcy Code;

          WHEREAS, the Seller has commenced a voluntary Chapter 11 case (the "Chapter 11 Case") in the United States Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court") and the Purchased Shares will be sold pursuant to an order of the Bankruptcy Court approving such sale under Sections 363 and 1146 of the Bankruptcy Code and the terms and conditions of this Agreement;

          WHEREAS,  the Seller  desires to sell the Purchased  Shares to further
its   reorganization   efforts  and  to  enable  it  to  consummate  a  plan  of
reorganization in the Chapter 11 Case;

          WHEREAS, the Seller holds the Shares subject to certain rights and obligations as set forth in a Private Placement Agreement dated January 27, 2000 (the "Private Placement Agreement");

          WHEREAS, the Seller has commenced a moratorium of payments in The Netherlands under Dutch bankruptcy law and filed a proposed plan of compulsory composition, or an Akkoord, with the Amsterdam Court (Rechtbank) (the "Dutch Bankruptcy Court") under the Dutch Faillissementswet (the "Dutch Bankruptcy Code"); and

          WHEREAS, the Dutch Bankruptcy Court has appointed an Administrator (the "Administrator") in accordance with the Dutch Bankruptcy Code to oversee the operations of the Seller;

          NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, and for other good and valuable consideration described herein, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

                                    ARTICLE I

                                   DEFINITIONS
                                   -----------

          "Administrator" shall have the meaning set forth in the Recitals.

          "Affiliate" means, with respect to any Person, any other Person which, directly or indirectly, through one (1) or more intermediaries, controls, or is controlled by, or is under common control with, such first Person. As used herein, the term "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

          "Agreement" shall have the meaning set forth in the Preamble.

          "Back-Up Bidder" means that Person, if any, determined by the Seller to have made the second highest or best offer for the Purchased Shares at the Sale Hearing.

          "Bankruptcy Code" shall have the meaning set forth in the Recitals.

          "Bankruptcy Court" shall have the meaning set forth in the Recitals.

          "Bankruptcy Event" shall mean (a) an involuntary proceeding shall have been commenced or an involuntary petition shall have been filed seeking (i) liquidation, reorganization or other relief in respect of SBS or its debts under any bankruptcy, insolvency, receivership or similar law of the United States or any other country or any political subdivision of any of them now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for SBS, and, in any such case, such proceeding or petition shall have continued undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall have been entered; or (b) SBS shall have (i) voluntarily commenced any proceeding or filed any petition seeking liquidation, reorganization or other relief under any bankruptcy, insolvency, receivership or similar law of the United States or any other country or any political subdivision of any of them now or hereafter in effect, (ii) consented to the institution of, or failed to contest in a timely and appropriate manner, any proceeding or petition described in clause (a) of this definition, (iii) applied for or consented to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for SBS, (iv) filed an answer admitting the material allegations of a petition against it in any such proceeding, (v) made a general assignment for the benefit of creditors or (vi) taken any action for the purpose of effecting any of the foregoing.

          "Business Day" means any day except a Saturday, a Sunday or other day on which commercial banks are required or authorized to close in New York, New York, Denver, Colorado, Luxembourg, Grand Duchy of Luxembourg, or Amsterdam, The Netherlands.

          "Chapter 11 Case" shall have the meaning set forth in the Recitals.

          "Closing" shall have the meaning set forth in Section 4.1.

          "Closing Date" shall have the meaning set forth in Section 4.1.

          "Competing Transaction" means any proposed transfer or disposition of all or substantially all of the Purchased Shares directly by the Seller in a single transaction or series of related transactions to any Person other than the Purchaser pursuant to this Agreement.

          "Credit  Support  Arrangement"  shall  have the  meaning  set forth in
Section 3.2.

          "Dollars" or "$" means the official currency adopted by the United States of America.

          "Dutch Bankruptcy Code" shall have the meaning set forth in the Recitals.

          "Dutch Bankruptcy Court" shall have the meaning set forth in the Recitals.

          "Effective Date" shall have the meaning ascribed to such term in the Plan.

          "Encumbrances" means all liens, equities, claims, demands, judgments, licenses, subleases, encumbrances, mortgages, pledges, security interests, conditional sales agreements, charges, options, warrants, purchase rights, commitments, rights of first refusal, reservations, restrictions or other encumbrances or defects in title of any kind.

          "Euros" or "Euro" means the currency adopted by those countries participating in the third stage of European monetary union.

          "Governmental Authority" means any foreign, federal, state or local government, political subdivision or governmental, regulatory or administrative authority, body, agency, board, bureau, commission, department, instrumentality or court, quasi-governmental authority, self-regulatory organization or stock exchange.

          "Law" or "Laws" means any and all statutes, laws, ordinances, proclamations, regulations, published requirements, orders, decrees, consent decrees and rules of any Governmental Authority, in each case, as amended and in effect from time to time.

          "Material Adverse Effect" shall have the meaning set forth in Section 10.7.

          "1999 Agreement" means that certain Agreement, dated as of __ February 1999, by and between UGC Holdings, Inc. (f/k/a United International Holdings, Inc.) and the Seller.

          "Party" and "Parties" shall have the meaning set forth in the Preamble.

          "Person" means and includes any individual, any legal entity, including, without limitation, any partnership, joint venture, corporation, limited liability company, trust, unincorporated organization, and any Governmental Authority.

          "Petition Date" means December 3, 2002, the date that the Seller filed the voluntary petition for relief pursuant to Chapter 11 of the Bankruptcy Code commencing the Chapter 11 Case.

          "Plan" means the Second Amended Chapter 11 Plan of Reorganization Jointly Proposed by Seller and New UPC, Inc., dated January 7, 2003 and filed with the United States Bankruptcy Court on January 9, 2003, as amended from time to time after the date hereof.

          "Private Placement Agreement" shall have the meaning set forth in the Recitals.

          "Proposed Sale" shall have the meaning set forth in Section 5.1(a).

          "Purchase Price" shall have the meaning set forth in Section 3.1(a).

          "Purchased Shares" shall have the meaning set forth in Section 2.1.

          "Purchaser" shall have the meaning set forth in the Preamble.

          "Restructuring Agreement" means the Restructuring Agreement, dated as of September 30, 2002, by and among the Seller, New UPC, Inc., UnitedGlobalCom, Inc., UGC Holdings, Inc., United Europe, Inc., United UPC Bonds, LLC and certain holders of UPC Notes (as defined therein), as amended from time to time.

          "Sale Hearing" shall have the meaning set forth in Section 5.1(a).

          "SBS" shall have the meaning set forth in the Recitals.

          "Section  363  Order"  shall  have the  meaning  set forth in  Section
5.l(a).

          "Seller" shall have the meaning set forth in the Preamble.

          "Shares" shall have the meaning set forth in the Recitals.

          "Tax" or "Taxes" means any foreign, federal, state or local income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated or other tax of any kind whatsoever, including all estimated taxes, deficiency assessments and any interest, penalty or addition thereto.

                                   ARTICLE II

                    PURCHASE AND SALE OF THE PURCHASED SHARES
                    -----------------------------------------

          Section 2.1 Purchase and Sale of the Purchased Shares. Pursuant to Sections 363 and 1146 (and other applicable provisions) of the Bankruptcy Code and on the terms and subject to the conditions of this Agreement, at the Closing provided for in Section 4.1, the Purchaser will purchase, acquire and accept (or cause to be purchased, acquired and accepted) from the Seller, and the Seller will sell, transfer, convey, assign and deliver (or cause to be sold, transferred, conveyed, assigned and delivered) to the Purchaser, against the receipt by the Seller of the consideration specified in Section 3.1, free and clear of all Encumbrances, other than Encumbrances subject created by the Purchaser, all of the Seller's right, title and interest in and to the Shares (collectively, the "Purchased Shares").

          Section 2.2 The Purchaser's Investigation. The Purchaser hereby acknowledges and agrees that, notwithstanding anything to the contrary contained herein, (a) except as otherwise expressly set forth in Article VII of this Agreement, the Seller makes no representations or warranties whatsoever, express or implied, with respect to any matter relating to the Purchased Shares, and (b) the Seller makes no representations or warranties whatsoever, express or implied, with respect to any matter relating to SBS, its subsidiaries or any of their respective assets, liabilities or operations. The Purchaser further acknowledges that the Purchaser has conducted independent due diligence with respect to SBS, its subsidiaries or any of their respective assets, liabilities or operations as the Purchaser deemed necessary or appropriate and that in proceeding with its acquisition of the Purchased Shares, the Purchaser is doing so based upon such independent due diligence.

                                  ARTICLE III

                                 PURCHASE PRICE
                                 --------------

          Section 3.1 Purchase Price; Payment of Purchase Price. (a) The purchase price payable to the Seller by the Purchaser as consideration for the sale, conveyance, transfer and assignment of the Purchased Shares will consist of an amount in cash equal to One Hundred Million Euros (Euro 100,000,000.00) (the "Purchase Price").

          (b) On the Closing Date, the Purchaser will deliver, or cause to be delivered, as consideration for the Purchased Shares, by wire transfer of immediately available funds to the account of the Seller, an amount equal to the Purchase Price.

          Section 3.2 Credit Support. Within two (2) Business Days of the receipt of the Section 363 Order, the Purchaser, at its option, shall deliver to the Seller a letter of credit, bank guaranty or other similar instrument or arrangement or, at Purchaser's option, shall deposit funds in an amount equal to the Purchase Price in an escrow account or similar arrangement (each a "Credit Support Arrangement") which such Credit Support Arrangement shall secure the Purchaser's obligations to purchase and pay for the Shares upon satisfaction or waiver by the Purchaser, of the conditions to the Purchaser's obligations set forth in Article X and shall be on terms and conditions reasonably satisfactory to the Seller and the Administrator.

                                   ARTICLE IV

                                     CLOSING
                                     -------

          Section 4.1 Closing. Subject to the terms and conditions of this Agreement, the closing of the purchase and sale of the Purchased Shares (the "Closing") will be at 10:00 A.M. (Central European time) at the offices of the Seller, Boeing Avenue 53, Schiphol-Rijk 1119, The Netherlands, or at such other location agreed to by the Purchaser and the Seller, on the Business

Day which is two (2) Business Days before the Effective Date or such earlier date as is designated by the Purchaser which such date shall be at least two (2) Business Days after the date on which all the conditions to the Parties' obligations hereunder (other than conditions with respect to actions the Parties will take at the Closing) have been satisfied or waived by the appropriate party (the "Closing Date").

          Section 4.2 Deliveries by the Seller at the Closing. At the Closing, the Seller will deliver, or cause to be delivered, to the Purchaser:

          (a) the certificates representing the Purchased Shares, duly endorsed in blank, or accompanied by (i) either stock powers duly executed in blank by the Seller or such other instruments of transfer as are necessary to effect the transfer of the Shares in Luxembourg, in each case, with all necessary transfer tax and other revenue stamps, acquired at the Seller's expense, affixed and canceled, (ii) a notification to SBS of the transfer of the Shares, such notification to be accompanied by a copy of this Agreement and (iii) proof of payment of the Purchase Price; and

          (b) the various documents, certificates, instruments or writings referred to in Article X and such other documents, certificates, instruments or writings as may be reasonably necessary to carry out the transactions contemplated by this Agreement and to comply with the terms hereof (including, without limitation, such documents, certificates, instruments and writings intended for delivery to SBS as the Purchaser shall reasonably request in connection with effecting the transfer of the Purchased Shares to the Purchaser).

Each of the Seller and the Purchaser agrees to use their commercially reasonable efforts to supply SBS with all documentation necessary to register the Purchaser as the holder of record of the Purchased Shares.

          Section 4.3 Deliveries by the Purchaser at the Closing. At the Closing, the Purchaser will:

          (i) pay to the Seller the Purchase Price by wire transfer of immediately available funds to the account specified by the Seller at least two (2) Business Days prior to the Closing Date; and

          (ii) deliver, or cause to be delivered, to the Seller the various documents, certificates, instruments or writings referred to in Article XI and such other documents, certificates, instruments or writings as may be reasonably necessary to carry out the transactions contemplated by this
     Agreement and to comply with the terms hereof (including, without limitation, such documents, certificates, instruments and writings intended for delivery to SBS as the Seller shall reasonably request in connection with effecting the transfer of the Purchased Shares to Purchaser).

          Section 4.4 Further Assurances. After the Closing and without further consideration, each Party will from time to time, at the reasonable request of any other Party, execute and deliver such other instruments of conveyance and transfer and such other instruments, documents and agreements and take such other actions as such other Party may reasonably request or as may be reasonably requested by any applicable Governmental

Authorities or third parties, in each case in order to more effectively or more expeditiously consummate any of the transactions contemplated hereby and to vest in the Purchaser the right, title and interest in and to the Purchased Shares; provided that the requesting Party will prepare any additional documents and instruments and will handle any submissions, applications, processing, recording and registrations. Without limiting the provisions of Section 13.4, the Purchaser and the Seller hereby irrevocably consent to the personal and subject-matter jurisdiction of the Bankruptcy Court for all purposes necessary to effectuate this Section 4.4.

                                   ARTICLE V

                            BANKRUPTCY COURT APPROVAL
                            -------------------------

          Section 5.1 Bankruptcy Court Orders. (a) The Seller shall as promptly as reasonably practicable, but in any event no later than two (2) Business Days after the date of this Agreement, file a motion with the Bankruptcy Court seeking an order approving, among other things, the Seller's request to sell and assign, as applicable, the Purchased Shares to the Purchaser pursuant to this Agreement and Sections 363 and 1146 of the Bankruptcy Code, free and clear of all Encumbrances in or on the Purchased Shares (the "Proposed Sale", and the hearing to consider approval of the Proposed Sale, the "Sale Hearing") (the "Section 363 Order"). The Section 363 Order will be substantially in the form annexed hereto as Exhibit A and the motion relating to the Section 363 Order will be in form and substance reasonably satisfactory to the Purchaser.

          (b) Subject to the Seller's obligations to comply with any order of the Bankruptcy Court (including, without limitation, the Section 363 Order), the Seller and the Purchaser will promptly make any filings, take all actions and use commercially reasonable efforts to obtain any and all other approvals and orders necessary or appropriate for consummation of the transactions contemplated hereby.

          (c) In the event an appeal is taken, or a stay pending appeal is requested or reconsideration is sought, from the Section 363 Order, the Seller will immediately notify the Purchaser of such appeal or stay request and will provide to the Purchaser within two (2) Business Days a copy of the related notice of appeal or order of stay or application for reconsideration. The Seller will also provide the Purchaser with written notice and copies of any other or further notice of appeal, motion or application filed in connection with any appeal from or application for reconsideration of, any of such orders and any related briefs.

          (d) The Seller will notify, as is required by the Bankruptcy Code (as modified by any order of the Bankruptcy Court) and reasonably requested by the Purchaser, all parties entitled to notice of all motions, notices and orders required to consummate the transactions contemplated by this Agreement, including, without limitation, the Section 363 Order, as modified by orders in respect of notice which may be issued at any time and from time to time by the Bankruptcy Court.

                                   ARTICLE VI

                          APPROVAL OF THE ADMINISTRATOR
                          -----------------------------

          Section 6.1 Approval of the Administrator. The Seller shall use its commercially reasonable efforts to seek all authorizations, approvals and consents of the Administrator necessary for the consummation of the transactions contemplated by this Agreement.


                                  ARTICLE VII

                          REPRESENTATIONS OF THE SELLER
                          -----------------------------

          Section 7 Representations of the Seller. The Seller represents and warrants as follows:

          Section 7.1 Existence. The Seller is a public company with limited liability (naamloze vennootschap) duly incorporated and validly existing under the laws of The Netherlands. The Seller has the corporate power and authority to own, lease and operate its properties and to conduct its business as is presently conducted.

          Section 7.2 Authorization and Validity of Agreement. Subject to any necessary authority from the Bankruptcy Court, the Seller has full corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by the Seller, and the consummation by the Seller of the transactions contemplated hereby, have been duly authorized and approved by the Seller's Board of Management, Supervisory Board and the Administrator and no other corporate action on the part of the Seller is necessary to authorize the execution, delivery and performance of this Agreement by the Seller and the consummation by the Seller of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Seller and, assuming it constitutes a valid and binding obligation of the Purchaser, is a valid and binding obligation of the Seller enforceable against the Seller in accordance with its terms, upon the entry of the Section 363 Order.

          Section 7.3 Ownership of Purchased Shares. On the date of this Agreement, UPC Investments I BV, an indirect wholly-owned subsidiary of the
Seller,  is  the  holder  of  record,  and  the  Seller  is  the  lawful  owner, beneficially, of all of the Purchased Shares, free and clear of all Encumbrances, other than the Encumbrances set forth in Schedule 7.3. At the Closing Date, the Seller shall be the holder of record and the lawful owner, beneficially, of all the Purchased Shares, free and clear of all Encumbrances, other than the Encumbrances set forth in Schedule 7.3. The Seller is not a party to any option, warrant, purchase right, or other contract or commitment that could require the Seller to sell, transfer or otherwise dispose of any capital stock of SBS (other than this Agreement). The delivery to the Purchaser of the Purchased Shares pursuant to this Agreement, together with the registration of the sale and transfer by SBS in its register of shareholders, will transfer to the Purchaser good and valid title to the Purchased Shares, free and clear of all Encumbrances, other than the Encumbrances set forth in Schedule 7.3.

          Section 7.4 Consents and Approvals; No Violations. Except as set forth in Schedule 7.4, assuming the receipt of the necessary approvals of the Bankruptcy Court (including, without limitation, the Section 363 Order) and the Administrator, the execution and delivery of this Agreement by the Seller and the consummation of the transactions contemplated hereby will not: (a) violate any provision of the articles of incorporation, bylaws or other constituent documents of the Seller; (b) result in the creation of any Encumbrance on or with respect to the Purchased Shares; (c) violate any Law by which the Seller is bound, (d) require any filing with, or permit, consent or approval of, or the giving of any notice to, any Governmental Authority or third party and (e) result in a violation or breach of, conflict with, constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, payment or acceleration) under, or result in the creation of any Encumbrances upon any of the properties or assets of the Seller or any of its subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, franchise, permit, agreement, lease, franchise agreement or any other instrument or obligation to which the
Seller or any of its subsidiaries is a party, or by which it or any of its properties or assets may be bound excluding from the foregoing clause (c), (d) and (e) filings, notices, permits, consents and approvals the absence of which, are violations, breaches, defaults, conflicts and Encumbrances which, individually or in the aggregate, would not (x) reasonably be expected to have a material adverse effect on the Seller or (y) prevent, materially interfere or delay the Seller from performing its obligations under this Agreement or the consummation of the transactions contemplated by this Agreement.

          Section 7.5 Broker's or Finder's Fees. No agent, broker, Person or firm acting on behalf of the Seller is, or will be, entitled to any commission or broker's or finder's fees from any Party, or from any Affiliate of any Party, in connection with any of the transactions contemplated by this Agreement for which the Purchaser could become liable or obligated.

                                  ARTICLE VIII

                        REPRESENTATIONS OF THE PURCHASER
                        --------------------------------

          Section 8 Representations of the Purchaser. The Purchaser represents and warrants as follows:

          Section 8.1 Existence and Good Standing; Authorization and Validity of Agreement. (a) The Purchaser is a corporation (or other entity) duly incorporated (or organized as the case may be), validly existing and in good standing (if applicable) under the laws of the jurisdiction of its incorporation (or other formation).

          (b) The Purchaser has full corporate (or other entity) power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by the Purchaser, and the consummation by the Purchaser of the transactions contemplated hereby, have been duly authorized and approved by the Purchaser's board of directors (or other relevant management authority). This Agreement has been duly executed and delivered by the Purchaser and, assuming it constitutes a valid and binding obligation of the Seller, is a valid and binding obligation of the Purchaser, enforceable against it in accordance with its terms, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally and to general equitable principles, whether invoked in a proceeding in equity or at law.

          Section 8.2 Consents and Approvals; No Violations. Except as set forth in Schedule 8.2 and assuming the receipt of the necessary approvals of the Bankruptcy Court (including, without limitation, the Section 363 Order) and the Administrator, the execution and delivery of this Agreement by the Purchaser and the consummation of the transactions contemplated hereby (a) will not violate any provisions of the certificate of incorporation, by-laws or other constituent documents of the Purchaser, (b) will not violate any Law by which the Purchaser is bound and (c) will not to our knowledge require any filing with, or permit, consent or approval of, or the giving of any notice to, any Governmental Authority or third party on or prior to the Closing Date excluding from the foregoing clause (b) and (c) filings, notices, permits, consents and approvals the absence of which, are violations, breaches, defaults, conflicts and Encumbrances which, individually or in the aggregate, would not (x) reasonably be expected to have a material adverse effect on the Purchaser or (y) prevent, materially interfere or delay the Purchaser from performing its obligations under this Agreement or the consummation of the transactions contemplated by this Agreement.

          Section 8.3 Available Funds. The Purchaser has sufficient funds available to it to perform all of its obligations under this Agreement, including, without limitation, to pay the Purchase Price in accordance with the terms of this Agreement.

          Section 8.4 Section 363 Order. The form of Section 363 Order attached hereto in Exhibit A is in form and substance satisfactory to the Purchaser.

          Section 8.5 Broker's or Finder's Fees. No agent, broker, Person or firm acting on behalf of the Purchaser is, or will be, entitled to any commission or broker's or finder's fees in connection with any of the transactions contemplated by this Agreement for which the Seller could become liable or obligated.

                                   ARTICLE IX

                              ADDITIONAL AGREEMENTS
                              ---------------------

          Section 9.1 Reasonable Efforts; Cooperation; Consents and Approvals. Subject to the Seller's obligation to comply with any order of the Bankruptcy Court (including, without limitation, the Section 363 Order), each of the Parties agrees to use its commercially reasonable efforts to take, or cause to be taken, all action to do or cause to be done, and to assist and cooperate with each other Party in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement (in each case, to the extent that the same is within the control of such Party), including, without limitation,
(i) compliance with any Bankruptcy Court approvals, consents and orders, (ii) the obtaining of all necessary waivers, consents and approvals from

Governmental Authorities and the making of all necessary registrations and filings and the taking of all reasonable steps as may be necessary to obtain any approval or waiver from, or to avoid any action or proceeding by, any Governmental Authority, (iii) the obtaining of all necessary consents, approvals or waivers from third parties, (iv) the defending of any lawsuits or any other legal proceedings whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, (v) compliance with any authorizations, approvals or consents of the Administrator, and (vi) causing the conditions set forth in Articles X and XI to be satisfied. The Seller will use its commercially reasonable efforts to obtain from the Bankruptcy Court all orders, consents and approvals necessary to consummate the transactions contemplated by this Agreement.

          Section 9.2 Alternative Transaction Provisions. (a) The Seller shall be entitled to consider Competing Transactions and solicit offers in respect of Competing Transactions consistent with its fiduciary obligations as a debtor-in-possession in the Chapter 11 Case; provided that the Seller shall require that any such proposal in respect of a Competing Transaction provide for
(i) the payment directly to the Seller of net cash proceeds in Euros greater than the Purchase Price and (ii) a transaction that closes at least two (2) Business Days before the Effective Date.

          (b) The Purchaser acknowledges and agrees that (i) the Seller may consider proposals and solicit offers for the Purchased Shares, (ii) such consideration or solicitation is not a breach of this Agreement and (iii) if the Bankruptcy Court at the Sale Hearing (x) authorizes a sale of the Purchased Shares to a purchaser or purchasers other than the Purchaser and (y) approves the Purchaser's bid as the second highest or best bid (as determined by the Seller), the Purchaser shall keep its offer open under this Agreement until the Business Day immediately before the Effective Date.

          (c) During the period from the date of entry of the Section 363 Order to the earlier of the termination of this Agreement in accordance with its terms and the Closing, subject to the Seller's obligations as a debtor-in-possession under the Bankruptcy Code, neither the Seller nor any of its controlled
Affiliates or representatives shall seek any relief or approval from the Bankruptcy Court which is inconsistent with this Agreement or the Section 363 Order.

          (d) If the Bankruptcy Court approves a Competing Transaction as a "higher and better" offer made for the Purchased Shares, the Seller will have the right to enter into a definitive agreement providing for the Competing Transaction and terminate this Agreement pursuant to Section 12.2(f).

                                   ARTICLE X

                 CONDITIONS TO THE OBLIGATIONS OF THE PURCHASER
                 ----------------------------------------------

          Section 10 Conditions to the Purchaser's Obligations. The obligations of the Purchaser to consummate the Closing are conditioned upon the satisfaction or waiver by the Purchaser in writing (subject to applicable Law), on or prior to the Closing Date, of the following conditions:

          Section 10.1 Truth of Representations and Warranties. The representations and warranties of the Seller contained in this Agreement qualified by materiality shall be true and correct in all respects, except for such exceptions as are permitted by this Agreement, without further qualification as of the Closing Date, as if made on such date (except for representations and warranties that relate to a specific date, which shall be true and correct in all respects as of such date), and all representations and warranties of the Seller contained in this Agreement that are not so qualified shall be true and correct in all respects as of the Closing Date, as if made on such date with only such exceptions as are permitted by this Agreement or which, individually or in the aggregate, would not prevent, materially interfere or delay the Seller from performing its obligations under this Agreement or the consummation of the transactions contemplated by this Agreement (except for representations and warranties that relate to a specific date, which shall be true and correct in all respects as of such date).

          Section 10.2 Performance of Agreements. Each and all of the agreements of the Seller to be performed on or prior to the Closing pursuant to the terms hereof shall have been duly performed in all material respects, and the Seller shall have delivered to the Purchaser a certificate, dated the Closing Date, to such effect.

          Section 10.3 No Injunction. No action, suit or proceeding shall be pending before any court or other government body or public authority wherein an unfavorable injunction, judgment, order, decree, ruling or charge would (a) restrain or prohibit the completion of the transactions contemplated hereby, (b) cause any of the transactions contemplated hereby to be rescinded after consummation, (c) affect adversely Purchaser's right to own the Purchased Shares or (d) affect adversely the right of SBS or any of its subsidiaries to own its assets and to operate its businesses (and no such injunction, judgment, order, decree, ruling or charge shall then be in effect).

          Section 10.4 Statutes. No Law of any kind shall have been enacted, entered, promulgated or enforced by any Governmental Authority which prohibits, or has the effect of making illegal, the consummation of the transactions contemplated hereby.

          Section 10.5 Governmental and Other Approvals. All material governmental and other material consents and approvals (including, without limitation, any necessary action by or consent of SBS) necessary to permit the consummation of the transactions contemplated by this Agreement shall have been received.

          Section 10.6 Opinion of Counsel. The Purchaser shall have received from counsel to the Purchaser an opinion addressed to the Purchaser in form and substance reasonably satisfactory to the Purchaser and dated as of the Closing Date.

          Section 10.7 No Material Adverse Effect. There shall not have occurred any change, condition, event or development that, individually or in the aggregate, has had or is reasonably likely to have a Material Adverse Effect. "Material Adverse Effect" means one or more of the following: (i) any change in or effect on the business of SBS and its subsidiaries taken as a whole that is or would be reasonably expected to be materially adverse to any of the condition (financial or otherwise), business, properties, assets, liabilities or results of operations of the SBS and its subsidiaries taken as a whole; (ii) a Bankruptcy Event occurs in respect of

SBS or any of its subsidiaries; and (iii) a decline at any time after the date hereof for any consecutive five trading day period of 15% or more in the closing sales price per share of the common shares of SBS as reported on Euronext Amsterdam N.V., as measured against Euro12.90 (as adjusted to reflect any reclassification, stock split, reverse stock split, stock dividend or distribution, subdivision, recapitalization or other similar transaction).

          Section 10.8 Assignment of Private Placement Agreement. The Purchaser shall have received an assignment and assumption agreement, in form and substance reasonably satisfactory to the Purchaser, pursuant to which all of the Seller's rights and obligations under the Private Placement Agreement shall be assigned and delegated to the Purchaser. Such assignment and assumption agreement shall be effective upon Closing, but not otherwise, and shall have been duly executed by the Seller and, if necessary for its validity and enforceability, each other party to the Private Placement Agreement.

          Section 10.9 Bankruptcy Matters. All necessary authorizations, consents, orders and approvals of the Bankruptcy Court necessary for the consummation of the transactions contemplated by this Agreement shall have been obtained. The Section 363 Order shall have been entered by the Bankruptcy Court and such order shall not have been stayed, modified, reversed or amended in any manner materially adverse to the Purchaser and shall be in form and substance satisfactory to the Purchaser; and the Seller shall have received from the Bankruptcy Court all other orders, approvals and consents required to transfer the Purchased Shares and to consummate the transactions contemplated by this Agreement. The Plan shall have been confirmed by the Bankruptcy Court on substantially the terms set forth in the Second Amended Chapter 11 Plan of Reorganization Jointly Proposed by Seller and New UPC, Inc., dated January 7, 2003 and filed with the United States Bankruptcy Court on January 9, 2003.

          Section  10.10  Administrator.   All  authorizations,   approvals  and
consents of the Administrator necessary for the consummation of the transactions contemplated by this Agreement shall have been obtained.

                                   ARTICLE XI

                   CONDITIONS TO THE OBLIGATIONS OF THE SELLER
                   -------------------------------------------

          Section 11 Conditions to the Seller's Obligations. The obligations of the Seller to consummate the Closing are conditioned upon the satisfaction or waiver by the Seller in writing (subject to applicable law), on or prior to the Closing Date, of the following conditions:

          Section 11.1 Truth of Representations and Warranties. The representations and warranties of the Purchaser contained in this Agreement qualified by materiality shall be true and correct in all respects, except for such exceptions as are permitted by this Agreement, without further qualification as of the Closing Date, as if made on such date (except for representations and warranties that relate to a specific date, which shall be true and correct in all respects as of such date), and all representations and warranties of the Purchaser contained in this Agreement that are not so qualified shall be true and correct in all respects as of the Closing Date, as if made on such date with only such exceptions as are permitted by this Agreement or which, individually or in the aggregate, would not prevent, materially interfere or delay the Purchaser from performing its obligations under this Agreement or the consummation of the transactions contemplated by this Agreement (except for representations and warranties that relate to a specific date, which shall be true and correct in all respects as of such date).

          Section 11.2 Performance of Agreements. Each and all of the agreements of the Purchaser to be performed on or prior to the Closing pursuant to the terms hereof shall have been duly performed in all material respects, and the Purchaser shall have delivered to the Seller a certificate, dated the Closing Date, to such effect.

          Section 11.3 No Injunction. No action, suit or proceeding shall be pending before any court or other government body or public authority wherein an unfavorable injunction, judgment, order, decree, ruling or charge would (a) restrain or prohibit the completion of the transactions contemplated hereby, or
(b) cause any of the transactions contemplated hereby to be rescinded after consummation.

          Section 11.4 Statutes. No Law of any kind shall have been enacted, entered, promulgated or enforced by any Governmental Authority which prohibits, or has the effect of making illegal, the consummation of the transactions contemplated hereby.

          Section 11.5 Governmental and Other Approvals. All material governmental and other material consents and approvals (including, without limitation, any necessary consent of SBS) necessary to permit the consummation of the transactions contemplated by this Agreement shall have been received.

          Section 11.6 Assignment of Private Placement Agreement. The Seller shall have received an assignment and assumption agreement, in form and substance reasonably satisfactory to the Seller, pursuant to which all of the Seller's rights and obligations under the Private Placement Agreement shall be assigned and delegated to, and accepted by, the Purchaser. Such assignment and assumption agreement shall be effective upon Closing, but not otherwise, and shall have been duly executed by the Purchaser and, if necessary for its validity and enforceability, each party to the Private Placement Agreement.

          Section 11.7 Bankruptcy Matters. All necessary authorizations, consents, orders and approvals of the Bankruptcy Court necessary for the consummation of the transactions contemplated by this Agreement shall have been obtained. The Section 363 Order shall have been entered by the Bankruptcy Court and such order shall not have been stayed, modified, reversed or amended in any manner materially adverse to the Seller; and the Seller shall have received from the Bankruptcy Court all other orders, approvals and consents required to transfer the Purchased Shares and to consummate the transactions contemplated by this Agreement. The Plan shall have been confirmed by the Bankruptcy Court on substantially the terms set forth in the Second Amended Chapter 11 Plan of Reorganization Jointly Proposed by Seller and New UPC, Inc., dated January 7, 2003 and filed with the United States Bankruptcy Court on January 9, 2003.

          Section 11.8 Administrator. All authorizations, approvals and consents of the Administrator necessary for the consummation of the transactions contemplated by this Agreement shall have been obtained.

                                   ARTICLE XII

                                   TERMINATION
                                   -----------

          Section 12.1 No Survival of Representations and Warranties. The representations and warranties of the Parties will not survive beyond the Closing and none of the Parties will have any liability therefor after the Closing; provided that the representations and warranties contained in Section
7.3 shall survive the Effective Date.

          Section 12.2 Events of Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing:

          (a) by mutual consent of the Parties;

          (b) by any Party, if the Closing Date shall not have occurred on or before the Business Day immediately prior to the Effective Date;

          (c) by the Seller if there has been a material breach of any covenant or a material breach of any representation or warranty of the Purchaser; provided that any such breach of a covenant or representation or warranty, as the case may be, has not been cured within ten (10) Business Days following receipt by the Purchaser of written notice of such breach;

          (d) by the Purchaser, if there has been a material breach of any covenant or a material breach of any representation or warranty of the Seller; provided that any such breach of a covenant or representation or warranty, as the case may be, has not been cured within ten (10) Business Days following receipt by the Seller of written notice of such breach;

          (e) by any Party, if there shall be any Law of any Governmental Authority that makes consummation of the transactions contemplated hereby illegal or otherwise prohibited or if any judgment, injunction, order or decree of any competent authority prohibiting such transactions is entered and such judgment, injunction, order or decree shall have become final and non-appealable;

          (f) by the Seller at any time after the date hereof if, for any consecutive five trading day period, the closing sales price per share of the common shares of SBS as reported on Euronext Amsterdam N.V. exceeds Euro19.17 (as adjusted to reflect any reclassification, stock split, reverse stock split, stock dividend or distribution, subdivision, recapitalization or other similar transaction); or

          (g) by any Party, if a Competing Transaction is approved by the Bankruptcy Court, unless the Purchaser has been selected as the Back-up Bidder; or

          (h) by the Seller if the Purchaser fails to comply with its obligations under Section 3.2 within five (5) Business Days following receipt of the Section 363 Order.

          Section 12.3 Effect of Termination. In the event that this Agreement shall be terminated pursuant to Section 12.2, all further obligations of the Parties under this Agreement shall terminate without further liability or obligation of any Party to any other Party hereunder except for those provisions that expressly survive the termination of this Agreement; provided that no Party shall be released from liability hereunder if this Agreement is terminated and the transactions abandoned by reason of (i) failure of such Party to have performed its obligations hereunder or (ii) any misrepresentation made by such Party of any matter set forth herein. This Section 12.3 shall survive any termination of this Agreement.

                                  ARTICLE XIII

                                  MISCELLANEOUS
                                  -------------

          Section 13.1 Expenses; Fees. The Parties shall pay all of their own expenses relating to the transactions contemplated by this Agreement, including, without limitation, the fees and expenses of their respective counsel, financial advisors and accountants.

          Section 13.2 Transfer Taxes. In the event transfer, documentary, sales, use, stamp or other similar Taxes (other than those Taxes exempted pursuant to said Section 1129 of the Bankruptcy Code) are assessed at Closing or at any time thereafter on the transfer of any Purchased Shares, such Taxes incurred as a result of the transactions contemplated hereby will be paid by the Purchaser. The Purchaser and the Seller will cooperate in providing each other with any appropriate resale exemption certifications and other similar documentation in order to minimize the amount of such Taxes.

          Section 13.3 1999 Agreement Waivers. The Seller hereby irrevocably waives any and all rights under the 1999 Agreement which would otherwise arise as a result of the execution, delivery and performance of this Agreement by the parties hereto and the consummation of the transactions contemplated hereby to the extent necessary to allow the Purchaser to purchase, and exercise all rights of ownership with respect to, the Purchased Shares and to exercise any right or perform any obligation the Purchaser may have under this Agreement or the Private Placement Agreement.

          Section 13.4 APPLICABLE LAW. THIS AGREEMENT IS TO BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH FEDERAL BANKRUPTCY LAW, TO THE EXTENT APPLICABLE, AND WHERE STATE LAW IS IMPLICATED, THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN, WITHOUT REFERENCE TO CHOICE OF LAW PRINCIPLES, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE.

          Section 13.5 JURISDICTION; WAIVER OF JURY TRIAL. (a) THE BANKRUPTCY COURT WILL HAVE JURISDICTION OVER ANY AND ALL DISPUTES BETWEEN OR AMONG THE PARTIES, WHETHER IN LAW OR EQUITY, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY AGREEMENT CONTEMPLATED

HEREBY; PROVIDED THAT IF THE BANKRUPTCY COURT IS UNWILLING OR UNABLE TO HEAR ANY SUCH DISPUTE, THE COURTS OF THE STATE OF NEW YORK AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA LOCATED IN THE STATE OF NEW YORK WILL HAVE SOLE JURISDICTION OVER ANY AND ALL DISPUTES BETWEEN OR AMONG THE PARTIES, WHETHER IN LAW OR EQUITY, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY AGREEMENT CONTEMPLATED HEREBY.

          (b)  EACH OF THE PARTIES HERETO HEREBY  IRREVOCABLY WAIVES ANY AND
ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

          Section 13.6 Captions; Headings; Table of Contents. The Article and Section captions and the headings and table of contents set forth herein are for reference purposes only, and shall not in any way affect the meaning or interpretation of this Agreement.

          Section 13.7 Notices. All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered in person or mailed, certified or registered mail with postage prepaid, or sent by telegram or telecopier and a confirmation of transmission is obtained, as follows:

          (a)  if to the Seller, to it at:

               United Pan-Europe Communications N.V.
               Boeing Avenue 53
               1119 PE Schiphol-Rijk
               The Netherlands
               Attention:       Ton Tuijten, Esq.
               Telephone:       +31-20-778-9872
               Facsimile:       +31-20-778-9841

               with a copy (which shall not constitute notice) to:

               White & Case LLP
               1155 Avenue of the Americas
               New York, New York  10036
               Attention:       William F. Wynne, Jr., Esq.
               Tel:             +1-212-819-8316
               Fax:             +1-212-354-8113

               (b)  if to the Purchaser, to it at:

                    United CMH Holdings, Inc.
                    c/o UnitedGlobalCom, Inc.
                    4643 South Ulster Street
                    13th Floor
                    Denver, Colorado 80237
                    Attention:       Ellen Spangler
                    Telephone:       +1-303-770-4001
                    Facsimile:       +1-303-770-4207

                    with a copy (which shall not constitute notice) to:

                    Holme Roberts & Owen LLP
                    1700 Lincoln, Suite 1700
                    Denver, Colorado  80203
                    Attention:       W. Dean Salter, Esq.
                    Telephone:       +1-303-861-7000
                    Facsimile:       +1-303-866-0800

                    with a further copy (which shall not constitute notice) to:

                    Skadden, Arps, Slate, Meagher & Flom LLP
                    300 South Grand Avenue, Suite 3400
                    Los Angeles, California  90071
                    Attention:       Nick P. Saggese, Esq.
                    Telephone:       +1-213-687-5000
                    Facsimile:       +1-213-687-5600

or to such other Person or address as any Party shall specify by notice in writing to each of the other Parties. All such notices, requests, demands, waivers and communications shall be deemed to have been received on the date of delivery unless if mailed, in which case on the third Business Day after the mailing thereof except for a notice of a change of address, which shall be effective only upon receipt thereof.

          Section 13.8 Assignment; Parties in Interest. This Agreement may not be transferred, assigned, pledged or hypothecated by any Party, other than by operation of law; provided that the Purchaser may transfer or assign, in whole or from time to time in part, to one or more of its Affiliates, the right to purchase all or a portion of the Purchased Shares, but no such transfer or assignment will relieve the Purchaser of its obligations hereunder. This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns.

          Section 13.9 Counterparts; Effectiveness. This Agreement may be executed in two (2) or more counterparts, in original form or by facsimile, each of which shall be deemed an original, but all of which together will constitute one and the same document. This Agreement shall become effective upon the execution and delivery hereof by the Parties.

          Section 13.10 Entire Agreement. This Agreement, including the Exhibits and other documents referred to herein which form a part hereof contains the entire understanding of the Parties with respect to the subject matter contained herein and therein. This Agreement supersedes all prior agreements and understandings between the Parties with respect to such subject matter.

          Section 13.11 Third Party Beneficiaries. Each Party intends that this Agreement shall not benefit or create any right or cause of action in or on behalf of any Person other than the Parties and their respective successors and permitted assigns.

          Section 13.12 Severability; Enforcement. The invalidity of any portion hereof shall not affect the validity, force or effect of the remaining portions hereof. If it is ever held that any restriction hereunder is too broad to permit enforcement of such restriction to its fullest extent, each Party agrees that a court of competent jurisdiction may enforce such restriction to the maximum extent permitted by law, and each Party hereby consents and agrees that such scope may be judicially modified accordingly in any proceeding brought to enforce such restriction.

          Section 13.13 Amendments; Waiver. No amendment, supplement or modification of this Agreement shall be valid unless the amendment, supplement or modification is in writing signed by all Parties. No waiver by any Party of any provision of this Agreement or any default, misrepresentation or breach of warranty or covenant under this Agreement shall be valid unless the waiver is in writing and signed by the Party making such waiver nor shall such waiver be held to be a waiver of any other or subsequent default, misrepresentation or breach. The failure of any Party to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a waiver of any such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of such Party thereafter to enforce each and every such provision.

          Section 13.14 No Strict Construction. The Parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event any ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by all Parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement.

                                  *     *     *

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                   UNITED PAN-EUROPE
                                     COMMUNICATIONS N.V.

                                   By:_______________________________________
                                      Name:   Charles H.R. Bracken
                                      Title:  Chief Financial Officer and Member
                                              of the Board of Management

                                   By:_______________________________________
                                      Name:    Anton A.M. Tuijten
                                      Title:   General Counsel and Member
                                               of the Board of Management

                                   By:_______________________________________
                                      Name:    A. A. M. Deterink
                                      Title:   Administrator

                                   UNITED CMH HOLDINGS, INC.

                                   By:_______________________________________
                                      Name:
                                      Title:s